Exhibit 3.5

FORM OF AMENDED AND RESTATED BYLAWS

OF

QUINTANA ENERGY SERVICES INC.

(a Delaware Coporation)

Effective as of             , 2017

ARTICLE I

OFFICES

Section 1.1.    Registered Office. The registered office of Quintana Energy Services Inc., a Delaware corporation (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) to be maintained in the State of Delaware shall be the registered office named in the original certificate of incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by applicable law. Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.

Section 1.2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1.    Date, Time and Place of Meetings. All meetings of the stockholders shall be held at such date, time and place (if any), within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting.

Section 2.2.    Quorum; Adjournment of Meetings. Unless otherwise required by applicable law or provided in the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of these Bylaws, the chairman of the meeting or the holders of a majority of the voting power of the shares of issued and outstanding stock present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn or recess such meeting at any time and for any reason, whether or not there is a quorum.

Any meeting of stockholders, annual or special, may adjourn or recess from time to time to reconvene at the same or other place (if any) and without any notice other than announcement at the meeting of the time and place (if any) of the holding of the adjourned meeting; provided, however, if the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at such meeting. If after the adjournment or recess a new record date for determination of stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date fixed for notice of such adjourned or recessed meeting. At any such adjourned or recessed meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called. If a quorum is present at the original duly organized meeting of stockholders, it shall also be deemed present at an adjourned or recessed session of such meeting.

Section 2.3.    Annual Meetings. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held as provided in Section 2.1. No business may be conducted at the annual meeting of the stockholders except (a) as proposed by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors serving at the time of such vote, or (b) as may be proposed by a stockholder in compliance with the requirements of the Certificate of Incorporation, these Bylaws and applicable law. Except as otherwise provided by applicable law, the Board of Directors may, for any reason, postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.4.    Special Meetings. Except as otherwise required by applicable law and subject to the rights of any series of preferred stock, special meetings of the stockholders, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors in its sole and absolute discretion, pursuant to a resolution approved by a majority of the members of the Board of Directors serving at the time of such vote, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders (other than the proposal of nominations of directors in accordance with Section 2.11(b) of these Bylaws at a special meeting of stockholders the purposes of which include the election of one or more directors to the Board of Directors); provided, however, that prior to the first date on which the Principal

Stockholders (as defined in the Certificate of Incorporation of the Corporation) no longer individually or collectively beneficially own (or otherwise have the right to vote or direct the vote of) more than 50% of the outstanding aggregate shares of the Corporation’s Common Stock (the “Common Stock”), par value $0.01 per share (the “Trigger Date”), special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. On and after the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any preferred stock, the stockholders of the Corporation do not have the power to call a special meeting of stockholders of the Corporation. No business may be conducted at a special meeting of stockholders except (a) as proposed by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors serving at the time of such vote, or (b) as may be proposed by a stockholder in compliance with the requirements of the Certificate of Incorporation, these Bylaws and applicable law. Except as otherwise provided by applicable law, the Board of Directors may, for any reason, postpone, recess, adjourn, reschedule or cancel any special meeting of stockholders regardless of how it was previously called.

Section 2.5.    Record Date. For the purpose of determining stockholders entitled to notice of any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix, in advance, a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Director and which record date, unless otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines at the time it fixes such record date that a later date on or before the date of the meeting shall be the date for making such determination.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 8.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Unless otherwise restricted in the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or recessed meeting.

Section 2.6.    Notice of Meetings. Notice of the place (if any), date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise required by law, be given by or at the direction of the Chairman of the Board (if any) or the Chief Executive Officer, the President, the Secretary, or as otherwise authorized by the Board of Directors, to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice may be delivered personally, by mail, or by electronic means where permissible. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.7.    Stock List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.8.    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after 3 years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Unless otherwise required by applicable law, should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one.

Section 2.9.    Voting; Elections; Inspectors. Unless otherwise required by applicable law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for the meeting. Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable instrument) of such entity may prescribe, or in the absence of such provision, as the board of directors (or comparable body) of such entity may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or these Bylaws or where otherwise required by applicable law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the voting power of the issued and outstanding stock of the Corporation present in person or represented by proxy at any meeting a vote by ballot shall be taken.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Section 2.10.    Required Vote. When a quorum is present at any meeting of stockholders, any question, other than the election of directors and certain non-binding advisory votes described below, brought before such meeting shall be decided by the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter thereof, unless the question is one on which a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders. The vote required for the election of directors shall be as provided in Section 3.1.

Section 2.11.    Advance Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or an authorized committee thereof or (C) by any stockholder of the Corporation who (x) was a stockholder of record of the Corporation both at the time the notice provided for in this Section 2.11(a) is delivered to the Secretary of the Corporation and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Section 2.11 and applicable law. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving of notice provided for in this Section 2.11 and at the time of the annual meeting.

(ii)    For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.11(a)(i)(C) (or on behalf of a beneficial owner other than the stockholder of record), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, then such dates shall be not earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for that meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders). In no event shall the adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or the public announcement of the adjournment, recess, cancellation, rescheduling or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. As to each person whom the stockholder proposes to nominate for election as a director, such stockholder’s notice must:

(A)    set forth (1) that nominee’s name, business address and telephone number, and residence address and telephone number; (2) the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee; (3) all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, (as amended and inclusive of such rules and regulations, the “Exchange Act”), or any provision of law subsequently replacing Regulation 14A; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner, if any, on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (5) a written statement executed by the nominee acknowledging as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders;

(B)    be accompanied by a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election;

(C)    with respect to each nominee for election or reelection to the Board, include (1) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (the proposed nominee shall request such form from the Secretary of the Corporation, and the Secretary of the Corporation shall provide such form no later than 10 days following such request) and (2) a written representation and agreement (the proposed nominee shall request such form from the Secretary of the Corporation and the Secretary of the Corporation shall provide such form no later than 10 days following such request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

The Corporation may require any proposed nominee to furnish such other information (A) as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or (B) that the Corporation believes could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, (both from management and from the stockholder or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such proposed nominee.

(iii)    As to any other business that the stockholder proposes to bring before an annual meeting (including on behalf of a beneficial owner other than such stockholder), such stockholder’s notice shall set forth (A) a description of the nature of the proposed business with reasonable particularity, (B) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting that business at the annual meeting, (C) any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (D) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, or (2) between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, on the one hand, and any other person, persons or entity (including their names), on the other hand, in connection with the proposal of such business by such stockholder.

(iv)    As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, in addition to any other information required by the Certificate of Incorporation, such stockholder’s notice shall set forth:

(A)    the name, business address and telephone number and residence address and telephone number of such stockholder and such beneficial owner, if any (including, if applicable, the name and address as they appear on the Corporation’s books);

(B)    (1) the class or series and number of shares of stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, if any; (2) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly, owned beneficially by such stockholder and such beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and such beneficial owner, if any, have a right to vote any shares of any security of the Corporation; (4) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household;

(C)    a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder or such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

(D)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, if any, whether or not such instrument or right shall be subject to settlement in underlying shares of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation;

(E)    a description of any material interest in such business of such stockholder and such beneficial owner, if any;

(F)    a summary of any material discussion regarding the business proposed to be brought before the meeting between such stockholder and such beneficial owner, if any, on the one hand, and any other record holder or beneficial owner of the shares of any class or series of the Corporation (including their names), on the other hand;

(G)    a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(H)    a representation as to whether such stockholder or such beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

(I)    any other information relating to such stockholder and such beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(v)    The notice requirements of Section 2.11(a) shall be deemed satisfied by a stockholder (or by a beneficial owner other than a stockholder of record) with respect to business other than a nomination if the stockholder or such beneficial owner has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b)    Special Meetings of Stockholders. In the event the Board of Directors calls a special meeting of stockholders the purposes of which include the election of one or more directors to the Board of Directors, nominations of persons for such election may be made (i) by or at the direction of the Board of Directors or any authorized committee thereof (or stockholders if permitted pursuant to Section 2.4 of these Bylaws prior to the Trigger Date) or (ii) by any stockholder of the Corporation who (x) was a stockholder of record of the Corporation both at the time the notice provided for in this Section 2.11 is delivered to the Secretary of the Corporation and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures and other requirements set forth in this Section 2.11 (including Section 2.11(a)(ii)) and applicable law. In addition, if the nomination is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting. For any nomination to be properly brought before such a special meeting by a stockholder pursuant to the first sentence of this Section 2.11(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the Corporation’s principal executive offices not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the one hundredth (100th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment, recess, cancellation, rescheduling or postponement of a special meeting or the public announcement of an adjournment, recess, cancellation, rescheduling or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    General.

(i)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 are eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11.

(ii)    Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.11(a)(iv)) and (y) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, not to permit any such business (or voting with respect to any such nominee) to be transacted.

(iii)    Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, the nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv)    For purposes of this Section 2.11, “public announcement” includes (A) disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service, (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act or (C) in a notice of meeting (or any supplement) pursuant to Section 2.6 of these Bylaws.

(v)    Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.11; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.11 (including paragraph (a)(i)(C) and paragraph (b) hereof), and compliance with paragraph (a)(i)(C) and paragraph (b) of this Section 2.11 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in Section 2.11(a)(v), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.11 shall be deemed to grant any rights to stockholders to request or require inclusion of proposals or nominations in the Corporation’s proxy statement or to impair any rights of stockholders granted by law or the Certificate of Incorporation.

(vi)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)).

Section 2.12.    Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he or she is not present, by the Vice Chairman of the Board (if any) determined pursuant to Section 3.12, or if neither the Chairman of the Board (if any) or the Vice Chairman of the Board (if any) is present, by the Chief Executive Officer, or if none of the Chairman of the Board (if any), the Vice Chairman of the Board (if any) or the Chief Executive Officer is present, by another person designated by the Board of Directors to preside over the meeting, or, in the absence of any such person and any such designation, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chairman of each meeting of stockholders shall have the right and authority to convene and (for any reason or no reason) to recess or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined and announced by the chairman of the meeting, who shall have authority to close the polls as to one or more matters while leaving the polls open to a later time or date as to one or more other matters. The chairman at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business determined not to be properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.13.    Treasury Stock. Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if the majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be counted for quorum purposes or entitled to vote.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1.    Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of a majority of the members of the Board of Directors serving at the time of such vote, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

At any meeting at which directors are to be elected, directors shall be elected by a plurality of the voting power of the outstanding shares of stock of the Corporation that are present in person or represented by proxy and that are entitled to vote generally on the election of directors at a meeting of stockholders at which a quorum is present.

None of the directors needs to be a resident of the State of Delaware or a stockholder of the Corporation. Each director must have attained the age of majority. Each director must have been nominated by either the Board of Directors or the stockholders in accordance with the procedures set forth in the Certificate of Incorporation or in these Bylaws or as otherwise required by applicable law in order to be eligible for election as a director.

Section 3.2.    Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.3.    Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. The meetings of the Board of Directors shall be presided over by the Chairman of the Board (if any and if he or she is a director), or if he or she is not present, by the Vice Chairman of the Board (if any and if he or she is a director) determined pursuant to Section 3.12, or if neither the Chairman of the Board (if any) or the Vice Chairman of the Board (if any) is present, by the Chief Executive Officer (if he or she is a director), or if none of the Chairman of the Board (if any), the Vice Chairman of the Board (if any) or the Chief Executive Officer is present, by another director designated by the Board of Directors to preside over the meeting, or, in the absence of any such person and any such designation, by a chairman elected at the meeting. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the person presiding over the meeting or by resolution of the Board of Directors.

Section 3.4.    First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 3.5.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer, or, on the written request of a majority of directors, by the Secretary, in each case on at least 24 hours personal, written, wireless or electronic notice (including email) to each director (or fewer than 24 hours if the Chairman of the Board (if any), the Chief Executive Officer or, if applicable, the Secretary determines that it is necessary or advisable for the Board of Directors to hold a special meeting sooner). Such notice, or any waiver thereof pursuant to Section 8.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by applicable law or provided for in the Certificate of Incorporation or these Bylaws.

Section 3.7.    Vacancies; Increases in the Number of Directors. Any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board of Directors that, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the members of the Board of Directors serving at the time of such vote, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws, and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the members of the Board of Directors serving at the time of such vote, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. No decrease in the number of authorized directors constituting the Board of Directors that shall shorten the term of any incumbent director.

Each director chosen to fill a vacancy on the Board of Directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the members of the Board of Directors serving at the time of such vote designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

Section 3.8.    Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.9.    Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing or by electronic transmission, and the writing or writings or evidence of the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone, internet meeting service, or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

Section 3.10.    Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be postponed, adjourned or recessed by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting that was postponed, adjourned or recessed.

Section 3.11.    Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally on the election of directors and present in person or represented by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

Section 3.12.    Chairman and Vice Chairman of the Board. The Board of Directors may appoint a director as Chairman of the Board, which position shall be a board position only and not an officer position unless the Board of Directors also determines that such position shall also be an officer position having the powers and duties set forth in Section 5.6. If elected, the Chairman of the Board shall have such powers and duties as designated in these Bylaws and as the Board of Directors may otherwise determine, other than those attributed to the Chairman of the Board exclusively under Article V.

The Board of Directors may also appoint one or more Vice Chairmen of the Board from the directors, who shall perform such duties as may be assigned from time to time by the Board of Directors. If there is more than one Vice Chairman of the Board, the Vice Chairman of the Board who is also an officer, or, if each is an officer, the Vice Chairman of the Board who is the senior officer, shall preside at meetings at which he or she is present of the Board of Directors and of the stockholders in the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.1.    Designation; Powers. The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors serving at the time of such vote, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee to the fullest extent permitted by applicable law shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, subject to applicable law, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.2.    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman (unless the Board of Directors elects to or is required by the charter of the committee to appoint the chairman), shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be necessary for the adoption by it of any resolution.

Section 4.3.    Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.1.    Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and, if the Board of Directors so elects, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President or other designation), a Treasurer and such other officers with such other titles as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board (if any), no officer need be a director. None of the officers need be a stockholder of the Corporation.

Section 5.2.    Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, a committee of the Board of Directors, or an officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, subject to applicable law and the rules or regulations of any stock exchange applicable to the Corporation.

Section 5.3.    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the members of the Board of Directors serving at the time of such vote, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.4.    Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, a committee of the Board of Directors, or an officer of the Corporation designated by the Board of Directors.

Section 5.5.    Powers and Duties of the Chief Executive Officer. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates another person as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors; and the Chief Executive Officer shall have power to delegate to others such powers.

Section 5.6.    Powers and Duties of the Chairman of the Board. The Board of Directors may designate the position of Chairman of the Board of Directors as an officer of the Corporation. The Chairman of the Board shall have such powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors, which may include being the Chief Executive Officer of the Corporation. Only one person may hold the title of Chairman of the Board at a time, whether it is the director designated as such only as a board position under Section 3.12 or the director also designated as an officer under this Section 5.6.

Section 5.7.    Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 5.8.    Vice Presidents. In the absence of the Chief Executive Officer and the President, or in the event of his, her, or their inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President may from time to time prescribe.

Section 5.9.    Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors. The Chief Financial Officer shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.10.    Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.11.    Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 5.12.    Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.13.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or the President, acting severally, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation, limited liability company, limited partnership, or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation, limited liability company, limited partnership or entity.

Section 5.14.    Other Officers. Each other officer elected by the Board of Directors and designated to be an officer of the Corporation shall have the title that the Board of Directors may prescribe and the duties that the Board of Directors or the Chief Executive Officer may prescribe.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or while a director or officer of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 6.3, initiated by such person or his or her heirs, executors and administrators only if the commencement of such proceeding (or part thereof) was authorized in the specific case by the Board of Directors. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid or reimbursed by the Corporation for the expenses incurred in defending any such proceeding in advance of its final disposition and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.2.    Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification or advancement of expenses to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification or advancement of expenses of directors and officers provided for in this Article VI.

Section 6.3.    Right of Claimant to Bring Suit. If a written claim for indemnification received by the Corporation from or on behalf of an indemnified party under this Article VI (following the final disposition of such proceeding) is not paid in full by the Corporation within 60 days after such receipt or if a claim for advancement of expenses is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amount to be advanced, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.4.    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6.    Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.7.    Definitions. For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII

CAPITAL STOCK

Section 7.1.    Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by applicable law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), Chief Executive Officer, President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board or Vice-Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation and registered in certificate form; provided, however, that any of or all the signatures on the certificate may be a facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 7.2.    Transfer of Shares. Subject to applicable law, the shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Subject to applicable law, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.3.    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.4.    Regulations Regarding Certificates. Subject to applicable law, the Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.5.    Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

Section 7.6.    Uncertificated Shares. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation or its transfer agent, including in accordance with a direct registration system approved by the SEC and by any securities exchange on which the stock of the Corporation may from time to time be traded. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation (or its transfer agent) shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Article VII or by the Delaware General Corporation Law. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares of uncertificated capital stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless the fiscal year is changed from time to time by the Board of Directors.

Section 8.2.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 8.3.    Notice and Waiver of Notice. Except as otherwise provided herein or permitted by applicable law, whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) in person or by telephone or other means of electronic transmission or (ii) by mail by deposit in the United States mail directed to the address of the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these Bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 8.4.    Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chairman of the Board (if any), Chief Executive Officer, or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 8.5.    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors and in accordance with applicable law.

Section 8.6.    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation

Section 8.7.    Severability. Subject to Section 6.6 of these Bylaws, whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein

ARTICLE IX

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend or repeal in any respect any or all of these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the members of the Board of Directors serving at the time of that vote. Prior to the Trigger Date, the stockholders who have the right to vote generally on the election of directors shall also have the power to adopt, amend or repeal these Bylaws by an affirmative vote of holders of not less than 50% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. On and after the Trigger Date, the stockholders who have the right to vote generally on the election of directors shall also have the power to adopt, amend or repeal these Bylaws by the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.